Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Manuel V. Pangilinan, President and CEO of PLDT Inc., hereby certify, to my knowledge, that our annual report on Form 20-F for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, our financial condition and results of operations.

March 21, 2024

/s/ Manuel V. Pangilinan
Manuel V. Pangilinan Chairman of the Board President and CEO
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.